Exhibit 10.1

First Note Modification Agreement

This agreement is dated as of September 29, 2016 (the "Agreement Date"), by and between BSQUARE CORPORATION (the "Borrower") and JPMORGAN CHASE BANK, N.A. (together with its successors and assigns, the "Bank").  The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the "Effective Date").

WHEREAS, the Borrower executed a Line of Credit Note dated as of September 22, 2015 in the original principal amount of Twelve Million and 00/100 Dollars ($12,000,000.00), (as same may have been amended or modified from time to time, the "Note") as evidence of an extension of credit from the Bank to the Borrower, which Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Bank; and,

WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth in this agreement;

NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.ACCURACY OF RECITALS.  The Borrower acknowledges the accuracy of the Recitals stated above.

2.DEFINITIONS.  Capitalized terms used in this agreement shall have the same meanings as in the Note, unless otherwise defined in this agreement.

3.MODIFICATION OF NOTE.

3.1The paragraph entitled “Promise to Pay” is amended in its entirety to state:

Promise to Pay.  On or before September 22, 2018, for value received, BSQUARE CORPORATION (the "Borrower") promises to pay to JPMORGAN CHASE BANK, N.A., whose address is 1301 2nd Ave, Seattle, WA 98101 (the "Bank") or order, in lawful money of the United States of America, the sum of Twelve Million and 00/100 Dollars ($12,000,000.00) or so much thereof as may be advanced and outstanding, plus interest on the unpaid principal balance as provided below.

3.2The paragraph entitled “Principal Payments” is amended in its entirety to state:

Principal Payments.  All outstanding principal and interest is due and payable in full on September 22, 2018, which is defined herein as the "Principal Payment Date".

3.3The following Interest Rate Definitions are amended and restated in their entirety, to read as follows:

"Adjusted One Month LIBOR Rate" means, with respect to a CB Floating Rate Advance for any day, an interest rate Per Annum equal to the sum of (i) 2.50% plus (ii) the quotient of (a) the LIBOR Screen Rate determined by the Bank by reference to the Page to be the rate at approximately 11:00 a.m. London time, on such date or, if such date is not a Business Day, on the immediately preceding Business Day (provided that if the LIBOR Screen Rate at any such time shall be less than zero, such rate shall be deemed to be zero for purposes of this Note) for dollar deposits with a maturity equal to one (1) month, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to dollar deposits in the London interbank market with a maturity equal to one (1) month.

"LIBOR Rate" means with respect to any LIBOR Rate Advance for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Bank in its reasonable discretion (the “Page”); in each case, the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period;

provided that, if any LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Note.  If no LIBOR Screen Rate is available to the Bank, the applicable LIBOR Rate for the relevant Interest Period shall instead be the rate determined by the Bank to be the rate at which the Bank offers to place U.S. dollar deposits having a maturity equal to such Interest Period with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

3.4Each reference in the Related Documents to the “Note” or “Notes” shall refer to the Note as modified by this agreement.  As used in this agreement, the "Related Documents" shall include the Note and all applications for letters of credit, loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with the Note or in connection with any other obligations of the Borrower to the Bank.

4.RATIFICATION OF RELATED DOCUMENTS AND COLLATERAL.  The Related Documents are ratified and reaffirmed by the Borrower and shall remain in full force and effect as they may be modified by this agreement.  All property described as security in the Related Documents shall remain as security for the Note, as modified by this agreement, and the Liabilities under the other Related Documents.

5.CONDITIONS PRECEDENT.  Before the first extension of credit governed by the Note as amended by this agreement, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank, all of the items described in Section 3.1 of the Credit Agreement.

6.BORROWER REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Bank that each of the representations and warranties made in the Note and the other Related Documents and each of the following representations and warranties are true and correct as of the date hereof:

6.1No default, Event of Default or event that would constitute an Event of Default but for the giving of notice, the lapse of time or both, has occurred and is continuing under any provision of the Note, as modified by this agreement, or any other Related Document.

6.2No event has occurred which may in any one case or in the aggregate materially adversely affect it or any of its Subsidiaries’ financial condition, properties, business, affairs or operations, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Bank in writing.

6.3The Note, as modified by this agreement, and the other Related Documents are the legal, valid, and binding obligations of the Borrower and the other parties, enforceable against the Borrower and other parties in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

6.4The Borrower is validly existing under the laws of the State of its incorporation.  The Borrower has the requisite power and authority to execute and deliver this agreement and to perform the obligations described in the Related Documents as modified herein.  The execution and delivery of this agreement and the performance of the obligations described in the Related Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower.  This agreement has been duly executed and delivered by or on behalf of the Borrower.

7.FURTHER BORROWER AGREEMENTS.  The Borrower hereby agrees:

7.1The Borrower fully, finally, and forever releases and discharges the Bank, its successors, and assigns and their respective directors, officers, employees, agents, and representatives (each a "Bank Party") from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower, (i) in respect of the loan evidenced by the Note and the Related Documents, or of the actions or omissions of any Bank Party in any manner related to the loan evidenced by the Note or the Related Documents and (ii) arising from events occurring prior to the date of this agreement ("Claims"); provided, however, that the foregoing RELEASE SHALL INCLUDE ALL CLAIMS ARISING OUT OF THE NEGLIGENCE OF ANY BANK PARTY, but not the gross negligence or willful misconduct of any Bank Party.

7.2This agreement shall be subject to Section 8.13 of the Credit Agreement regarding payment of all reasonable and documented costs and expenses of every kind incurred (or charged by internal allocation) in connection with the negotiation, preparation, execution, amendment, modification, supplementing and waiver of the Note and this agreement.

8.INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.  The Note, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of any Liabilities evidenced by the Note and supersede all prior understandings, and negotiations.  If any one or more of the obligations of the Borrower under this agreement or the Note, as modified by this Agreement, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Note as modified by this agreement and the other Related Documents in any other jurisdiction.  No provision of the Note, as modified by this agreement, or any other Related Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

9.GOVERNING LAW AND VENUE.  This agreement shall be governed by and construed in accordance with the laws of the State of Washington (without giving effect to its laws of conflicts).  The Borrower agrees that any legal action or proceeding with respect to any of its obligations under the Note or this agreement may be brought by the Bank in any state or federal court located in the State of Washington, as the Bank in its sole discretion may elect.  By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts.  The Borrower waives any claim that the State of Washington is not a convenient forum or the proper venue for any such suit, action or proceeding.  This agreement binds the Borrower and its successors, and benefits the Bank, its successors and assigns.  The Borrower shall not, however, have the right to assign the Borrower's rights under this agreement or any interest therein, without the prior written consent of the Bank.

10.COUNTERPART EXECUTION.  This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

11.NOT A NOVATION.  This agreement is a modification only and not a novation.  In addition to all amounts hereafter due under the Note, as modified by this agreement, and the other Related Documents, all accrued interest evidenced by the Note being modified by this agreement and all accrued amounts due and payable under the Related Documents shall continue to be due and payable until paid.  Except for the modification(s) set forth in this agreement, the Note, the other Related Documents and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein.  This agreement is to be considered attached to the Note and made a part thereof.  This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note.  The validity, priority and enforceability of the Note shall not be impaired hereby.  References to the Related Documents and to other agreements shall not affect or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note when due.  The Bank reserves all rights against all parties to the Note and the other Related Documents.

12.TIME IS OF THE ESSENCE.  Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Borrower:
Address:	110 110th Ave NE Bellevue, WA 98004	BSQUARE CORPORATION
		By:	/s/ Jerry D. Chase
			Jerry D. Chase	CEO
			Printed Name	Title
		Date Signed:	September 29, 2016

		By:	/s/ Bruce R. York
			Bruce R. York	Corporate Controller
			Printed Name	Title
		Date Signed:	September 29, 2016

BANK’S ACCEPTANCE

The foregoing agreement is hereby agreed to and acknowledged.

Bank:
JPMorgan Chase Bank, N.A.
By:	/s/ Jessalynn Nagy
	Jessalynn Nagy	Authorized Officer
	Printed Name	Title
Date Signed:	September 29, 2016